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                                                                    Exhibit 23.3




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Net2Phone, Inc. ("Net2Phone") for the registration of 150,000 shares of its common stock pertaining to its 1999 Amended and Restated Stock Option and Incentive Plan, of our report dated May 18, 2001 with respect to the financial statements of Aplio S.A. and subsidiaries included in Amendment No. 3 to Net2Phone's Current Report on Form 8K filed on July 16, 2001 with the Securities and Exchange Commission.



                                              Paris La Defense
                                              February 25, 2002
                                              /s/
                                              Ernst & Young